EXHIBIT 14(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement on Form N-14 (“Registration Statement”) of our reports dated July 28, 2004 and December 24, 2003, relating to the financial statements and financial highlights which appear in the May 31, 2004 and October 31, 2003 Annual Reports to Shareholders of the Scudder Intermediate AMT/Tax Free Fund (a series of Scudder Tax Free Trust) and Scudder Municipal Bond Fund (a series of Scudder MG Investments Trust), respectively, which are also incorporated by reference into this Registration Statement We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Form of Agreement and Plan of Reorganization” in Exhibit A, “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” in such Registration Statement. We also consent to the references to us under the headings “Independent Accountants” and “Financial Statements” included in Form N-1A dated March 1, 2004 of Scudder Municipal Bond Fund included with such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 15, 2004